Exhibit 99.1

CECO Environmental Corp. Reports Second Quarter and Six Months 2016 Results;

Achieved Record Revenue, Operating Income, and Net Cash Provided by Operating Activities

Second Quarter 2016 Highlights*

•	Record revenue of $112.3 million, up 29%

•	Gross profit of $33.9 million, up 27%

•	Record operating income of $8.6 million, up 91%; non-GAAP operating income of $13.0 million

•	Net income per diluted share of $0.12; Non-GAAP net income per diluted share of $0.21

•	Net income of $4.0 million; Non-GAAP net income of $7.3 million

•	Adjusted EBITDA of $15.5 million, up 15%

•	Bookings of $108.8 million, up 46%

•	Backlog of $224.7 million, up 60%

•	Record net cash provided by operating activities of $34.7 million

•	Debt repayment of $18.3 million

*	All changes are versus the comparable prior-year period.

CINCINNATI, Ohio, August 9, 2016 — CECO Environmental Corp. (Nasdaq: CECE), a leading global energy, environmental, and industrial technology company, today reported its financial results for the second quarter of 2016.

CECO’s Chief Executive Officer Jeff Lang stated, “I am encouraged with our operational progress, especially our bookings of $108.8 million in the quarter and $228.9 million year-to-date, representing organic bookings growth of 16.0% and 4.5%, respectively. During the quarter, we delivered sequential operating margin expansion and record net cash provided by operating activities, allowing us to significantly pay down debt ahead of schedule. We have fully completed the integration of our Peerless acquisition and have exceeded the promised operational and overall business synergies, more than one year ahead of schedule, with $18.0 million in total operating cost-out synergies. In addition, our continued focus on organic sales, recurring revenue growth, and working capital initiatives enabled debt repayment and a reduction in our leverage ratios.”

“While we anticipate some macroeconomic headwinds in a few markets and regions for the remainder of the year, we are confident that the actions taken in 2015 and the first half of 2016, coupled with our diversity of end markets, geographies and revenue streams, provide a foundation to drive profitable growth through various cycles. The direction and core of our business is fundamentally strong, and we have the right team in place to deliver earnings growth, margin expansion and sales improvement into the future,” concluded Jeff Lang.

Revenue in the second quarter of 2016 was $112.3 million, up 29.1% from $87.0 million in the prior-year period. Recent acquisitions (1) contributed $25.0 million of revenue in the second quarter of 2016.

Operating income was $8.6 million for the second quarter of 2016 (7.7% margin), compared with $4.5 million in the prior-year period (5.2% margin). Operating income on a non-GAAP basis was $13.0 million for the second quarter of 2016 (11.6% margin), compared with $12.3 million in the prior-year period (14.1% margin).

Net income was $4.0 million for the second quarter of 2016, compared with $2.1 million in the prior-year period. Net income on a non-GAAP basis was $7.3 million for the second quarter of 2016, compared with $8.5 million in the prior-year period.

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Net income per diluted share was $0.12 for the second quarter of 2016, compared with net income per diluted share of $0.08 in the prior-year period. Non-GAAP net income per diluted share was $0.21 for the second quarter of 2016, compared with $0.32 for the prior-year period.

Cash and cash equivalents were $56.6 million and bank debt was $152.5 million as of June 30, 2016, compared with $34.2 million and $177.3 million, respectively, as of December 31, 2015.

BACKLOG AND BOOKINGS

Total backlog at June 30, 2016 was $224.7 million compared with $211.2 million on December 31, 2015 and $140.6 million on June 30, 2015.

Bookings were $108.8 million for the second quarter of 2016, compared with $74.6 million in the prior year, an increase of 46%. Bookings were $228.9 for the first half of 2016 as compared with $168.5 for the prior-year period.

YEAR-TO-DATE RESULTS

Revenue in the first half of 2016 was $215.4 million, up 28.3% from $167.9 million in the prior-year period. Recent acquisitions(1) contributed $49.9 million of revenue in the first half of 2016.

Operating income was $14.4 million for the first half of 2016 (6.7% margin), compared with $7.5 million in the prior-year period (4.5% margin). Operating income on a non-GAAP basis was $23.9 million for the first half of 2016 (11.1% margin), compared with $19.8 million in the prior-year period (11.8% margin).

Net income was $7.1 million for the first half of 2016, compared with $2.3 million in the prior-year period. Net income on a non-GAAP basis was $13.4 million for the first half of 2016, compared with $14.2 million in the prior-year period.

Net income per diluted share was $0.21 for the first half of 2016, compared with $0.09 in the prior-year period. Non-GAAP net income per diluted share was $0.39 for the first half of 2016, compared with $0.53 in the prior-year period.

QUARTERLY DIVIDENDS

On August 8, 2016, CECO’s Board of Directors approved a quarterly dividend of $0.066 per share. The dividend will be paid on September 30, 2016 to all stockholders of record on close of business on September 16, 2016. CECO initiated a Dividend Reinvestment Plan (“DRIP”) in 2012 that provides for the voluntary reinvestment of dividends by its stockholders.

CONFERENCE CALL

A conference call is scheduled for today at 10:30AM ET to discuss the second quarter 2016 results. The conference call may be accessed by dialing +1.877.407.3982 (Toll-Free) in the U.S. and Canada or by dialing +1.201.493.6780 for international calls. A replay will be available from 1:30 p.m. ET on August 9 until August 23, 2016 at 11:59 p.m. ET. The replay may be accessed by dialing +1.877.870.5176 (Toll-Free) in the U.S. and Canada or by dialing +1.858.384.5517 for international calls and entering passcode 13639678.

The live webcast and slides can also be accessed at http://www.cecoenviro.com/investor-relations.

(1)	Acquisitions completed within the past twelve months

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CECO ENVIRONMENTAL CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(dollars in thousands, except per share data)	(unaudited) June 30, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$56,606	$34,194
Restricted cash	5,000	5,319
Accounts receivable, net	84,565	97,778
Costs and estimated earnings in excess of billings on uncompleted contracts	40,770	43,175
Inventories, net	27,129	32,509
Prepaid expenses and other current assets	15,831	9,058
Prepaid income taxes	1,342	4,724
Assets held for sale	2,413	1,699

Total current assets	233,656	228,456
Property, plant and equipment, net	40,779	44,981
Goodwill	220,675	220,163
Intangible assets – finite life, net	67,388	74,957
Intangible assets – indefinite life	26,376	26,337
Deferred charges and other assets	2,828	3,925

	$591,702	$598,819

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of debt	$16,553	$19,494
Accounts payable and accrued expenses	104,256	99,097
Billings in excess of costs and estimated earnings on uncompleted contracts	39,105	28,000
Income taxes payable	471	1,582

Total current liabilities	160,385	148,173
Other liabilities	32,286	30,072
Debt, less current portion	135,976	157,834
Deferred income tax liability, net	16,072	17,719

Total liabilities	344,719	353,798

Commitments and contingencies
Shareholders’ equity:
Preferred stock, $.01 par value; 10,000 shares authorized, none issued	—	—
Common stock, $.01 par value; 100,000,000 shares authorized, 34,099,859 and 34,055,749 shares issued 2016 and 2015, respectively	341	340
Capital in excess of par value	244,705	243,274
Accumulated earnings	8,136	5,472
Accumulated other comprehensive loss	(11,653)	(9,577)

	241,529	239,509
Less treasury stock, at cost, 137,920 shares in 2016 and 2015	(356)	(356)

Total CECO shareholders’ equity	241,173	239,153
Noncontrolling interest	5,810	5,868

Total shareholders’ equity	246,983	245,021

	$591,702	$598,819

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CECO ENVIRONMENTAL CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,
(dollars in thousands, except per share data)	2016	2015	2016	2015
Net sales	$112,258	$86,961	$215,433	$167,946
Cost of sales	78,328	60,333	149,917	120,343

Gross profit	33,930	26,628	65,516	47,603
Selling and administrative expenses	20,131	14,443	41,076	28,104
Acquisition and integration expenses	324	962	361	1,293
Amortization and earn-out expenses	4,914	6,735	9,711	10,739

Income from operations	8,561	4,488	14,368	7,467
Other income (expense), net	(399)	562	381	(1,174)
Interest expense	(1,980)	(1,174)	(4,082)	(2,134)

Income before income taxes	6,182	3,876	10,667	4,159
Income tax expense	2,145	1,772	3,575	1,857

Net income	$4,037	$2,104	$7,092	$2,302

Less net loss attributable to noncontrolling interest	$(13)	$—	$(58)	$—

Net income attributable to CECO Environmental Corp.	$4,050	$2,104	$7,150	$2,302

Earnings per share:
Basic	$0.12	$0.08	$0.21	$0.09

Diluted	$0.12	$0.08	$0.21	$0.09

Weighted average number of common shares outstanding:
Basic	33,946,117	26,283,529	33,937,128	26,277,456
Diluted	34,161,543	26,627,051	34,139,087	26,643,857

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CECO ENVIRONMENTAL CORP. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in millions)	2016	2015	2016	2015
Gross profit as reported in accordance with GAAP	$33.9	$26.6	$65.5	$47.6
Gross profit margin in accordance with GAAP	30.2%	30.6%	30.4%	28.4%
Inventory valuation adjustment	—	—	0.1	—
Plant, property and equipment valuation adjustment	0.1	0.1	0.3	0.3

Non-GAAP gross profit	$34.0	$26.7	$65.9	$47.9
Non-GAAP gross profit margin	30.3%	30.7%	30.6%	28.5%

	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in millions)	2016	2015	2016	2015
Operating income as reported in accordance with GAAP	$8.6	$4.5	$14.4	$7.5
Operating margin in accordance with GAAP	7.7%	5.2%	6.7%	4.5%
Inventory valuation adjustment	—	—	0.1	—
Plant, property and equipment valuation adjustment	0.1	0.1	0.3	0.3
Gain on insurance settlement	(1.0)	—	(1.0)	—
Acquisition and integration expenses	0.4	1.0	0.4	1.3
Amortization and earn-out expenses	4.9	6.7	9.7	10.7

Non-GAAP operating income	$13.0	$12.3	$23.9	$19.8
Non-GAAP operating margin	11.6%	14.1%	11.1%	11.8%

	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in millions)	2016	2015	2016	2015
Net income as reported in accordance with GAAP	$4.0	$2.1	$7.1	$2.3
Inventory valuation adjustment	—	—	0.1	—
Plant, property and equipment valuation adjustment	0.1	0.1	0.3	0.3
Gain on insurance settlement	(1.0)	—	(1.0)	—
Acquisition and integration expenses	0.4	1.0	0.4	1.3
Amortization and earn-out expenses	4.9	6.7	9.7	10.7
Foreign currency remeasurement	0.5	(0.6)	(0.4)	2.1
Tax benefit of adjustments	(1.6)	(0.8)	(2.8)	(2.5)

Non-GAAP net income	$7.3	$8.5	$13.4	$14.2
Depreciation	1.0	0.6	2.2	1.3
Non-cash stock compensation	0.5	0.5	1.1	0.9
Other (income)/expense	(0.1)	0.1	—	(0.9)
Gain on insurance settlement	1.0	—	1.0	—
Interest expense	2.0	1.2	4.1	2.2
Income tax expense	3.8	2.6	6.4	4.4

Adjusted EBITDA	$15.5	$13.5	$28.2	$22.1
Earnings per share:
Basic	$0.12	$0.08	$0.21	$0.09
Diluted	$0.12	$0.08	$0.21	$0.09
Non-GAAP net income per share:
Basic	$0.22	$0.32	$0.39	$0.54
Diluted	$0.21	$0.32	$0.39	$0.53

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ABOUT CECO ENVIRONMENTAL

CECO is a diversified global provider of leading engineered technologies to the energy, environmental, and industrial segments, targeting specific niche-focused end markets through an attractive asset-light business model, strategically balanced across the world. CECO targets its $5 billion+ of installed base, specifically to expand and grow a higher recurring revenue of aftermarket products and services. CECO’s well respected brands, technologies and solutions have been evolving for well over 50 years to become leading-edge technologies in specific niche global end markets, including natural gas turbine power, refinery & petrochemical engineered cyclones and mid-stream energy pipeline gas transmission. CECO is listed on Nasdaq under the ticker symbol “CECE.” For more information, please visit http://www.cecoenviro.com/

Contacts:

Ed Prajzner, Chief Financial Officer & Secretary

800.333.5475

eprajzer@cecoenviro.com

Tracy Krumme, Vice President of Investor Relations

513.458.2610

tkrumme@cecoenviro.com

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NOTE REGARDING NON-GAAP FINANCIAL MEASURES

CECO is providing the non-GAAP historical financial measures presented above as the Company believes that these figures are helpful in allowing individuals to better assess the ongoing nature of CECO’s core operations. A “non-GAAP financial measure” is a numerical measure of a company’s historical financial performance that excludes amounts that are included in the most directly comparable measure calculated and presented in the GAAP statement of operations.

Non-GAAP gross profit, non-GAAP operating income, non-GAAP net income, non-GAAP gross profit margin, non-GAAP operating margin, non-GAAP earnings per basic and diluted share and adjusted EBITDA, as we present them in the financial data included in this press release, have been adjusted to exclude the effects of expenses related to property, plant equipment valuation adjustments, acquisition and integration expense activities including retention, legal, accounting, banking, amortization and contingent earnout expenses, foreign currency re-measurement, intangible asset impairment, legal reserves, other nonrecurring or infrequent items and the associated tax benefit of these items. Management believes that these items are not necessarily indicative of the Company’s ongoing operations and their exclusion provides individuals with additional information to compare the Company’s results over multiple periods. Management utilizes this information to evaluate its ongoing financial performance. Our financial statements may continue to be affected by items similar to those excluded in the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP financial measures should not be construed as an inference that all such costs are unusual or infrequent.

Non-GAAP gross profit, non-GAAP operating income, non-GAAP net income, non-GAAP gross profit margin, non-GAAP operating margin, non-GAAP earnings per basic and diluted shares and adjusted EBITDA are not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect all of the costs associated with the operations of our business as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of CECO’s results as reported under GAAP.

In accordance with the requirements of Regulation G issued by the Securities and Exchange Commission, non-GAAP gross margin, non-GAAP operating income, non-GAAP net income, non-GAAP gross profit margin, non-GAAP operating margin, non-GAAP earnings per basic and diluted share and adjusted EBITDA, stated in the tables above present the most directly comparable GAAP financial measure and reconcile to the most directly comparable GAAP financial measures.

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SAFE HARBOR

Any statements contained in this press release other than statements of historical fact, including statements about management’s beliefs and expectations, are forward-looking statements and should be evaluated as such. These statements are made on the basis of management’s views and assumptions regarding future events and business performance. Words such as “estimate,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “target,” “project,” “should,” “may,” “will” and similar expressions are intended to identify forward-looking statements. Forward-looking statements (including oral representations) involve risks and uncertainties that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. These risks and uncertainties include, but are not limited to: our ability to successfully integrate acquired businesses and realize the synergies from acquisitions, including PMFG, as well as a number of factors related to our business including economic and financial market conditions generally and economic conditions in CECO’s service areas; dependence on fixed price contracts and the risks associated therewith, including actual costs exceeding estimates and method of accounting for contract revenue; fluctuations in operating results from period to period due to seasonality of the business; the effect of growth on CECO’s infrastructure, resources, and existing sales; the ability to expand operations in both new and existing markets; the potential for contract delay or cancellation; changes in or developments with respect to any litigation or investigation; the potential for fluctuations in prices for manufactured components and raw materials; the substantial amount of debt incurred in connection with our recent acquisitions and our ability to repay or refinance it or incur additional debt in the future; the impact of federal, state or local government regulations; economic and political conditions generally; and the effect of competition in the environmental, energy and fluid handling and filtration industries. These and other risks and uncertainties are discussed in more detail in CECO’s filings with the Securities and Exchange Commission, including our reports on Form 10-K and Form 10-Q. Many of these risks are beyond management’s ability to control or predict. Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual results may vary in material aspects from those currently anticipated. Investors are cautioned not to place undue reliance on such forward-looking statements as they speak only to our views as of the date the statement is made. All forward-looking statements attributable to CECO or persons acting on behalf of CECO are expressly qualified in their entirety by the cautionary statements and risk factors contained in this press release and CECO’s respective filings with the Securities and Exchange Commission. Furthermore, forward-looking statements speak only as of the date they are made. Except as required under the federal securities laws or the rules and regulations of the Securities and Exchange Commission, CECO undertakes no obligation to update or review any forward-looking statements, whether as a result of new information, future events or otherwise.

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